EXHIBIT-10.2

THIS CONSOLIDATED SECURED PROMISSORY NOTE HAS NOT BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND HAS BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THIS CONSOLIDATED SECURED PROMISSORY NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (II) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE ACT, THE RULES AND REGULATIONS THEREUNDER, OR APPLICABLE STATE SECURITIES LAWS.

TX HOLDINGS, INC.

CONSOLIDATED SECURED PROMISSORY NOTE

Principal Amount: $2,000,000	Dated: February 25, 2014

FOR VALUE RECEIVED, the undersigned, TX Holdings, Inc., a Georgia corporation, and its subsidiaries, if any (hereinafter referred to as “Maker”), hereby promises to pay to William L. Shrewsbury or permitted assigns (“Payee”), at such place as Payee hereof may from time to time designate in writing, the principal sum of Two Million Dollars ($2,000,000) in one installment due upon the earlier of:  (i) February 25, 2024; or (ii)  the date of an occurrence and continuance of an Event of Default as hereinafter defined (the “Accelerated Maturity Date”), together with interest from and after the date hereof on the unpaid principal balance.  Interest shall be accrued daily and paid in full on the Maturity Date or Accelerated Maturity Date, whichever shall first occur.  This Consolidated Secured Promissory Note is being issued pursuant to the terms of a Note Exchange Agreement by and between Maker and Payee, dated February 25, 2014 (the “Exchange Agreement”).  Each payment made on this Note shall be credited first to any interest then due and then to the outstanding principal amount hereof.  Defined terms used and not otherwise defined herein shall have the meaning set forth in the Exchange Agreement.

Upon acceptance of this Note by Payee, Maker and Payee represent, warrant, covenant and agree that they will abide by and be bound by its terms.

1.           Interest.          The unpaid principal amount of this Note shall bear interest at the rate of 5% per annum; provided that, if at any time the WSJ Prime Rate of interest exceeds 5% per annum, then the principal amount of this Note shall bear interest at the WSJ Prime Rate.  The “WSJ Prime Rate” shall mean the rate of interest that the Wall Street Journal publishes from time to time as its “U.S prime rate,” and any change in the WSJ Prime Rate shall be effective with respect to this Note immediately as of the date published by the Wall Street Journal.

2.   Presentment.          Except as set forth herein, Maker waives presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest.

3.   Prepayment, Extension and Notices.          The unpaid principal amount of this Note and the accrued but unpaid interest hereunder may be prepaid in part or in full by the Maker without penalty upon five (5) days’ prior written notice to Payee stating the repayment amount and repayment date (the “Repayment Date”) and Payee expressly agrees that this Note or any payment hereunder may be extended from time to time by the Payee without in any way affecting the liability of Maker.

4.           Events of Default.          Each of the following shall constitute an event of default (an “Event of Default”) hereunder: (a) the failure to pay when due any principal or interest hereunder; (b) the violation by Maker of any covenant or agreement contained in this Note, the Exchange Agreement or the Transaction Documents (as defined in the Exchange Agreement); (c) an assignment for the benefit of creditors by Maker; (d) the application for the appointment of a receiver or liquidator for Maker or for property of Maker; (e) the filing of a petition in bankruptcy by or against Maker; (f) the issuance of an attachment or the entry of a judgment against Maker in excess of $250,000; (g) a default by Maker with respect to any other indebtedness or with respect to any installment debt whether or not owing to Payee; (h) the sale of all or substantially all of Maker’s assets or there shall be a transfer of more than 51% of Maker's equity interests to an person not currently a holder of equity interests of Maker; (i) the termination of existence or the dissolution of Maker; (j) the death of Payee; or (k) the failure to pay when due any premium under the Key Man Policy.

Upon the occurrence of any of the foregoing Events of Default other than subparagraph (j), above, the Holder shall give written notice to the Maker of such default, and Maker shall have ten (10) days within which to cure such default.  If the default is not cured within the ten (10) day cure period, then this Note shall be considered to be in default and the entire unpaid principal sum hereof, together with accrued interest, shall at the option of the holder hereof become immediately due and payable in full.  Upon the occurrence of an Event of Default which remains uncured as set forth herein, the Maker agrees to pay reasonable collection or enforcement costs and expenses, including reasonable attorneys’ fees and interest from the date of the default at the rate of fifteen percent (15%) per annum computed on the unpaid principal balance.

In addition, at any time before the Accelerated Maturity Date of this Note, Payee may waive any Event of Default hereunder.  Such waivers shall be evidenced by written notice or other document specifying the Events of Default being waived and shall be binding on all existing or subsequent holders of this Note.

5.           Governing Law.          The validity and construction of this Note and all matters pertaining hereto are to be determined in accordance with the laws of the State of Kentucky without reference to the conflicts of law principles of such state.

6.           Entire Agreement.          This Note is intended to and does contain and embody the entire understanding and agreement of Maker and Payee with respect to the subject matter hereof and there exists no oral agreement or understanding, express or implied whereby the absolute, final and unconditional character and nature of this Note shall be in any way invalidated, unempowered or affected.

7.           Security.          Immediately following Maker’s purchase of the Key Man Policy, Maker and Payee shall promptly enter into a security agreement or other appropriate agreement (“Security Agreement”) pursuant to which the death benefit proceeds to be received by Maker under the Key Man Policy upon the death of Payee shall be encumbered by Payee and his estate and shall grant Payee and his estate a first priority security interest in such proceeds or shall otherwise agree to exclusively designate or set aside such proceeds for the purpose of repaying the Exchange Note upon Payee’s death.

8.           Assignment.          This Note shall be binding upon the successors and assigns of the undersigned. Payee of this Note may assign or transfer this Note to any person or entity without notice to, or the consent of, Maker.  This Note shall not be assignable, in whole or in part, by Maker without the prior written consent of Payee.

9.           Usury Savings Clause.          Notwithstanding any other provision herein, in the event that the aggregate interest rate charged under this Note, including all charges or fees in connection therewith deemed in the nature of interest, exceeds the maximum legal rate, then Payee shall have the right to make such adjustments as are necessary to reduce the aggregate interest rate to the maximum legal rate.  Maker waives any right to prior notice of such adjustment and further agrees that such adjustment may be made by Payee subsequent to notification from Maker that the aggregate interest charged exceeds the maximum legal rate.

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10.         Enforceability of Agreement.          If any one or more of the provisions of this Note shall be determined to be illegal or unenforceable as to one or more of the parties, all other provisions nevertheless shall remain effective and binding on the parties hereto, to the fullest extent permitted by law.

11.         Notices.          All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to Maker, to: TX Holdings, Inc., 12080 Virginia Blvd., Ashland, Kentucky  41102, Attention:  Chief Executive Officer, facsimile number: (606) 929-5727, and (ii) if to the Payee, to: William L. Shrewsbury, _________________________, _________.

No notice, consent, waiver or communication hereunder shall be valid unless signed by Payee of this Note or other holder giving such notice, consent, waiver or communication.

12.         Headings.          The headings of this Note are for convenience of reference only and are not part of this Note.

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IN WITNESS WHEREOF, Maker, by its appropriate officers thereunto duly authorized, has executed this Note and affixed its corporate seal effective as of this 25th day of February, 2014.

TX HOLDINGS, INC.

By:	/s/ Jose Fuentes
Name:	Jose Fuentes
Title:	Chief Financial Officer

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